Exhibit 99.1

FOR IMMEDIATE RELEASE

CALLWAVE, INC. AND WEB TELEPHONY LLC SETTLE PATENT LITIGATION

Santa Barbara, California and Chicago, Illinois – March 30, 2006 – CallWave, Inc. (“CallWave”) and Web Telephony LLC (“Web Telephony”), today announced that they have reached a settlement agreement on all litigation between the two parties. Pursuant to the agreement, the parties are dismissing their claims against each other. The terms of the settlement are confidential.

About CallWave:

CallWave (Nasdaq:CALL) is an on-demand communications services company, helping service providers reduce customer churn and drive revenues by enabling new landline, Internet and mobile convergence applications. Founded in 1998, CallWave is headquartered in Santa Barbara, Calif. For further information, please visit www.callwave.com.

About Web Telephony:

Web Telephony, LLC holds and licenses fundamental patents related to the web control of telephony services. Web Telephony is located in Deerfield, Illinois.

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CONTACT:

The Blueshirt Group

Todd Friedman, 415-217-7722

todd@blueshirtgroup.com

Stacie Bosinoff, 415-217-7722

Stacie@blueshirtgroup.com